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                                                                     Exhibit 2.1

                                  $100,000,000


                  The Resort at Summerlin, Limited Partnership

                          The Resort at Summerlin, Inc.

                                 RAS Warrant Co.


                           100,000 Units Representing

                      $100,000,000 Principal Amount of 13%

                     Senior Subordinated PIK Notes due 2007

             with Warrants to Purchase Limited Partnership Interests

             or Warrants to Purchase Common Stock in RAS Warrant Co.

                               PURCHASE AGREEMENT

                                                               December 22, 1997

NatWest Capital Markets Limited
135 Bishopsgate
London, EC2M 3XT
England

Ladies and Gentlemen:

                  The Resort at Summerlin, Limited Partnership, a Nevada limited partnership ("RAS"), The Resort at Summerlin, Inc., a Nevada corporation ("RAS, Inc." and, together with RAS, the "Note Issuers"), and RAS Warrant Co. ("Warrant Co." and, with the Note Issuers, each an "Issuer" and, collectively, the "Issuers"), hereby confirm their agreement with you (the "Initial Purchaser"), as set forth below.

                  1. The Securities. Subject to the terms and conditions herein contained, the Issuers propose to issue and sell to the Initial Purchaser 100,000 Units (the "Units") representing $100,000,000 principal amount of 13% Senior Subordinated PIK Notes due 2007 (the "Notes") with, at the Initial Purchaser's election, one Warrant (the "Partnership Warrants") each to purchase one partnership interest in RAS representing a 0.08% partnership interest in the Partnership (an "LP Partnership Interest") or one Warrant (the "Corporate Warrants"), each to purchase one share of common stock of Warrant Co., no par value per share (the "Common Stock"), to be issued upon exercise of the Warrants (the "Warrant Co. Shares"). The only assets of Warrant Co. will be warrants in RAS with the same terms as the Partnership Warrants (the "Warrant Co. LP Warrants" and, together with the Partnership Warrants, the "LP Warrants"). The LP Warrants are exercisable for 8% of RAS's total partnership interests on a fully diluted basis. The Units, the Notes, the Partnership Warrants and the Corporate Warrants are referred to herein collectively as the "Securities". The Units are to be issued under a Unit Agreement (as defined below), the Notes are to be issued under an indenture (the "Indenture") to be dated as of
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December 30, 1997 by and among the Note Issuers and United States Trust Company of New York, as trustee (the "Trustee"), the Partnership Warrants are to be issued under the LP Warrant Agreement (as defined below) and the Corporate Warrants are to be issued under the Warrant Co. Warrant Agreement (as defined below).

                  The Units will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

                  In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum dated December 9, 1997 (the "Preliminary Memorandum") and will prepare a final offering memorandum dated December 22, 1997 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Securities, the LP Partnership Interests and the Warrant Co. Shares, the terms of the offering of the Units, a description of the Issuers and any material developments relating to the Issuers occurring after the date of the most recent historical financial statements included therein.

                  The Note Issuers and the Initial Purchaser will enter into a Registration Rights Agreement (the "Registration Rights Agreement") prior to or concurrently with the issuance of the Notes. Pursuant to the Registration Rights Agreement, under the circumstances and the terms set forth therein and subject to all applicable gaming laws, the Note Issuers will agree to file with the Securities and Exchange Commission (the "Commission"): (i) a registration statement on Form S-4 (the "Exchange Offer Registration Statement") relating to a registered Exchange Offer (as defined in the Registration Rights Agreement) for the Notes under the Act to offer to the holders of the Notes the opportunity to exchange their Notes for an issue of Notes substantially identical to the Notes (except that (a) interest thereon will accrue from the last date on which interest was paid on the Notes, or if no such interest has been paid, from December 30, 1997, (b) such Notes will not contain restrictions on transfer, and
(c) such Notes will not contain provisions relating to an increase in their interest rate under certain circumstances) that would be registered under the Act (the "Exchange Notes"); or (ii) alternatively, in the event that applicable interpretations of the Commission do not permit the Note Issuers to effect the Exchange Offer or do not permit any holder of the Notes to participate in the Exchange Offer, a shelf registration statement (the "Shelf Registration Statement") to cover resales of Notes by such holders who satisfy certain conditions relating thereto, including the provision of information in connection with the Shelf Registration Statement.

                  2. Representations and Warranties. Each of the Issuers represents and warrants to, and agrees with the Initial Purchaser that:

                  (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information


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relating to the Initial Purchaser furnished to the Issuers in writing by the
Initial Purchaser expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto. The Final Memorandum conforms in all material respects to the requirements of the Act and the rules and regulations promulgated thereunder, as if it was a prospectus filed as part of a registration statement on Form S-1 relating to the Securities.

                  (b) As of the Closing Date, each of the Issuers will have the capitalization set forth in the Final Memorandum; all of the outstanding limited partnership interests of RAS, all of the outstanding shares of capital stock of RAS, Inc. and all of the outstanding shares of capital stock of Warrant Co. have been, and as of the Closing Date will be, duly authorized and validly issued, fully paid and nonassessable and not issued in violation of any preemptive or similar rights; except as disclosed in the Final Memorandum, there will be no
(i) options, warrants or other rights to purchase from any of the Issuers, (ii) agreements or other obligations of any of the Issuers to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in any of the Issuers, as the case may be, outstanding. None of the Issuers own, directly or indirectly, any capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture, limited liability company or other entity, except in the case of RAS, Inc., the general partnership interest in RAS.

                  (c) Each of the Issuers has been duly incorporated or organized, is validly existing and is in good standing, as the case may be, under the laws of its jurisdiction of incorporation or formation, as the case may be, with all requisite power and authority to own its properties and conduct its business as now conducted, and as described in the Final Memorandum; each of the Issuers is duly qualified to do business as a foreign corporation or limited partnership, as the case may be, in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Issuers or be inconsistent with the financial forecast and assumptions to the financial forecast included in each Memorandum (any such event, a "Material Adverse Effect").

                  (d) Each of the Note Issuers has all requisite power and authority to execute, deliver and perform its obligations under the Notes. The Notes have been duly and validly authorized by each of the Note Issuers and, when executed by each of the Note Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture and, when delivered to the Initial Purchaser in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of each of the Note Issuers, entitled to the benefits of the Indenture and enforceable against each of the Note Issuers in accordance with their terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought.


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                  (e) Each of the Note Issuers has all requisite power and
authority to execute, deliver and perform its obligations under the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by each of the Note Issuers and, when the Exchange Notes or the Private Exchange Notes have been duly executed and delivered by each of the
Note Issuers and authenticated by the Trustee in accordance with the terms of the Registration Rights Agreement and the Indenture, will constitute valid and legally binding obligations of each of the Note Issuers, entitled to the benefits of the Indenture, and will be enforceable against each of the Note Issuers in accordance with their terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (f) Each of the Note Issuers has all requisite power and authority to execute, deliver and perform their obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by each of the Note Issuers and, when executed and delivered by each of the Note Issuers (assuming the due authorization, execution and delivery of the Indenture by the Trustee), will constitute a valid and legally binding obligation of each of the Note Issuers, enforceable against each of the Note Issuers in accordance with its terms, except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and
(ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (g) Each of the Note Issuers has all requisite power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by each of the Note Issuers and, when executed and delivered by each of the Note Issuers, will constitute a valid and binding obligation of each of the Note Issuers, enforceable against each of the Note Issuers in accordance with its terms, except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (h) RAS has all requisite corporate power and authority to execute, deliver and perform its obligations under the warrant agreement (the "LP Warrant Agreement"), dated as of December 30, 1997, among RAS, SCGC and United States Trust Company of New York, as warrant agent (the "LP Warrant Agent"). The LP Warrant Agreement has been duly and validly authorized by RAS and, when executed and delivered by RAS, will constitute a valid and legally binding obligation of RAS, enforceable against RAS in accordance with its terms, except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors'


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rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (i) Each of RAS and Seven Circle Gaming Corporation ("SCGC") has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights and Limited Partners' Agreement (the "LP Registration Rights Agreement"), dated as of December 30, 1997, among RAS, SCGC and United States Trust Company of New York. The LP Registration Rights Agreement has been duly and validly authorized by RAS and SCGC and, when executed and delivered by RAS and SCGC, will constitute a valid and legally binding obligation of RAS and SCGC, enforceable against RAS in accordance with its terms, except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (j) Warrant Co. has all requisite corporate power and authority to execute, deliver and perform its obligations under the warrant agreement (the "Warrant Co. Warrant Agreement"), dated as of December 30, 1997, between Warrant Co. and United States Trust Company of New York, as warrant agent (the "Warrant Co. Warrant Agent"). The Warrant Co. Warrant Agreement has been duly and validly authorized by Warrant Co. and, when the Warrant Co. Warrant Agreement has been duly executed and delivered by Warrant Co., will constitute a valid and legally binding obligation of Warrant Co., enforceable against Warrant Co. in accordance with its terms, except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (k) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the unit agreement (the "Unit Agreement"), dated as of December 30, 1997, among each of the Issuers and United States Trust Company of New York, as unit agent (the "Unit Agent"). The Unit Agreement has been duly and validly authorized by each of the Issuers and, when the Unit Agreement has been duly executed and delivered by each of the Issuers, will constitute a valid and legally binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.


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                  (l) The Units have been duly authorized by each of the Issuers and, when issued and delivered by each of the Issuers against payment therefor by the Initial Purchaser in accordance with the terms of this Agreement and the Unit Agreement, will constitute valid and legally binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (m) The LP Warrants have been duly authorized by RAS and, when issued and delivered by RAS in accordance with the terms of this Agreement and the LP Warrant Agreement, will constitute valid and legally binding obligations of RAS, enforceable in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (n) The LP Partnership Interests have been duly and validly authorized and validly reserved for issuance and when issued and paid for upon exercise of the LP Warrants in accordance with the terms thereof, will be validly issued and free of preemptive rights.

                  (o) The Corporate Warrants have been duly authorized by Warrant Co. and, when issued and delivered by Warrant Co. in accordance with the terms of this Agreement and the Warrant Co. Warrant Agreement, will constitute valid and legally binding obligations of Warrant Co., enforceable in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (p) The Warrant Shares have been duly and validly authorized and validly reserved for issuance and when issued and paid for upon exercise of the Corporate Warrants in accordance with the terms thereof, will be validly issued, fully paid, nonassessable and free of preemptive rights.

                  (q) Each of the Issuers has all requisite corporate or partnership power and authority, as the case may be, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized and has been duly executed and delivered by each of the Issuers.

                  (r) No consent, approval, authorization or order of any governmental agency or body (including the Nevada Gaming Commission (the "Nevada Commission") and the Nevada State Gaming Control Board (the "Nevada Board")), or third party, is required for the due execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, the LP Warrant Agreement, the Warrant Co. Agreement, the LP Registration Rights Agreement and the Unit Agreement or the issuance and sale by the Issuers of the Units to the Initial Purchaser or the consummation of the transactions contemplated hereby or thereby, except,


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as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Units by the Initial Purchaser, and except those set forth in Exhibit A hereto and hereinafter referred to collectively as the "Nevada Gaming Approvals".

                  (s) None of the Issuers is (i) in violation of its certificate of incorporation, bylaws, or partnership agreement, as applicable (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, or (iii) in breach of or in default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts") except such violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (t) The execution, delivery and performance by the Issuers, to the extent they are a party, of this Agreement, the Indenture, the Registration Rights Agreement, the LP Warrant Agreement, the Warrant Co. Warrant Agreement, the Unit Agreement and the consummation by the Issuers of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof, and the retention by the Issuers of NatWest Capital Markets Limited ("NatWest") pursuant to those certain letter agreements (including the engagement and indemnity letter agreements) dated as of December 5, 1997 (collectively, the "NatWest Engagement Letter") and NatWest's acting as contemplated hereby and thereby, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract except such conflicts, breaches, defaults or violations, that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificates of incorporation, by-laws or partnership agreement, as applicable (or similar organizational document) of any of the Issuers, or (iii) any statute, judgment, decree, order, rule or regulation applicable to any of the Issuers or any of its properties or assets, except to the extent certain indemnification provisions may be unenforceable as contrary to public policy and except such conflicts, breaches, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (u) The audited financial statements of the Note Issuers included in the Preliminary Memorandum and the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of such entities at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary financial and statistical data in the Preliminary Memorandum and the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Ernst & Young LLP is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

                  (v) The financial forecasted information included in the Preliminary


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Memorandum and the Final Memorandum is based on good faith estimates and assumptions believed by the Note Issuers to be reasonable as of the date hereof.

                  (w) There is not pending or, to the knowledge of any of the Issuers, threatened any action, suit, proceeding, inquiry or investigation to which any of the Issuers is a party, or to which the property or assets of any of the Issuers are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to such Issuer would, individually or in the aggregate, have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Units to be sold hereunder or the consummation of the other transactions described in the Preliminary Memorandum and the Final Memorandum.

                  (x) Except as described in paragraph (x) below, each of the Issuers owns or possesses adequate licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Preliminary Memorandum and the Final Memorandum, and none of the Issuers has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

                  (y) Each of the Issuers possesses, or will use its best efforts to obtain, all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals listed on
Schedule 3 (collectively, the "Permits"), which schedule sets forth all Permits presently required or necessary (i) to own or lease, as the case may be, or to operate its respective properties, (ii) to commence construction and development of The Resort at Summerlin (the "Resort Casino"), and (iii) to carry on its respective businesses as now or proposed to be conducted as set forth in the Preliminary Memorandum and the Final Memorandum; provided, that, prior to the opening of the Resort Casino, RAS will be required under the Indenture to apply for a nonrestricted Nevada gaming license, and a City of Las Vegas gaming license and RAS, Inc. will be required to be registered and found suitable as an intermediary company and be licensed as the general partner of RAS; each of the Issuers has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit except where such revocation, termination or impairment would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Issuers has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

                  (z) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described in the Final Memorandum,
(i) none of the Issuers has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any


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transactions or Contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or Contracts could, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of such Issuer (a "Material Change"), (ii) none of the Issuers has purchased any of its outstanding equity securities, nor declared, paid or otherwise made any dividend or distribution of any kind on its equity securities and (iii) other than as described in the Final Memorandum, there shall not have been any change in the equity securities or long-term indebtedness of any of the Issuers which could, individually or in the aggregate, constitute a Material Change.

                  (aa) There has not occurred any Material Adverse Change, or, to the knowledge of any Issuer, any development involving a prospective Material Adverse Change, in the condition, financial or otherwise, or in the earnings, business or operations of any of the Issuers, either individually or taken as a whole, from that set forth in the Final Memorandum.

                  (bb) Each of the Issuers has filed all necessary federal, state, local and foreign income and franchise tax returns, and has paid all taxes shown as due thereon; and, other than tax deficiencies which an Issuer is contesting in good faith, and for which such Issuer has provided adequate reserves, there is no tax deficiency that has been asserted against any of the Issuers.

                  (cc) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which are reliable and believed to be accurate.

                  (dd) None of the Issuers or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                  (ee) Except as described in the Preliminary Memorandum and the Final Memorandum, each of the Issuers has good and marketable title to all real property and good title to all personal property described in the Preliminary Memorandum and the Final Memorandum as being owned by it and good and marketable title to any leasehold estate in the real and personal property described in the Preliminary Memorandum and the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, including the 54.5 acre site on which the Resort Casino will be constructed. All Contracts to which any of the Issuers is a party or by which any of them is bound are valid and enforceable against such Issuer.

                  (ff) There are no legal or governmental proceedings involving or affecting any Issuer or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Preliminary Memorandum and the Final Memorandum, nor are there any material Contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Preliminary Memorandum and the Final Memorandum.

                  (gg) Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect (A) each of the Issuers is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the


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Issuers has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of any of the Issuers, threatened against any of the Issuers under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by any of the Issuers, (E) none of the Issuers has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law,
(F) no property or facility of any of the Issuers is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

                  For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, law relating to (i) emissions, discharges, releases or threatened releases of hazardous materials, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata),
(ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

                  (hh) There is no strike, labor dispute, slowdown or work stoppage with the employees of any of the Issuers which is pending or, to the knowledge of any of the Issuers, threatened.

                  (ii) Each of the Issuers carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties. None of the Issuers has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

                  (jj) None of the Issuers has any material liability for any prohibited transaction (within the meaning of Section 4975(c) of the Code or Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (or an accumulated funding deficiency within the meaning of
Section 412 of the Code or Section 302 of ERISA) or any complete or partial withdrawal liability (within the meaning of Section 4201 of ERISA) with respect to any pension, profit sharing or other plan which is subject to ERISA, to which any of the Issuers makes or ever has made a contribution and in which any employee of the Issuers is or has ever been a participant. With respect to such plans, each Issuer is in compliance in all material respects with all applicable provisions of ERISA.

                  (kk) Each of the Issuers (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, and (C) access to its assets is permitted only in accordance with management's authorization.

                  (ll) None of the Issuers will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (mm) The Notes, the Exchange Notes, the Indenture, the Units, the Unit Agreement, the LP Warrant Agreement, the Partnership Warrants, the LP Partnership Interests, the Warrant Co. Warrant Agreement, the Corporate Warrants and the Warrant Co. Shares will conform in all material respects to the descriptions thereof in the Final Memorandum.

                  (nn) No holder of securities of the any of the Issuers will be entitled to have such securities registered under the registration statements required to be filed by the Issuers pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

                  (oo) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Issuers will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Issuers is, nor will any of the Issuers be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is currently or proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or otherwise become due or (c) otherwise insolvent.

                  (pp) None of the Issuers or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. None of the Issuers has distributed and none of the Issuers will distribute any offering material in connection with the offering of the Securities other than the Final Memorandum and any Preliminary Memorandum. No securities of the same class as the Securities have been issued and sold by any of the Issuers within the six-month period immediately prior to the date hereof.

                  (qq) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

                  (rr) No securities of any of the Issuers are of the same class (within the meaning of Rule 144A as promulgated under the Act ("Rule 144A")) as any of the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

                  (ss) None of the Issuers has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the any of the Securities.

                  (tt) None of the Issuers, or any person acting on any of their behalf (other than the Initial Purchaser) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities; the Issuers and their respective Affiliates and any person acting on any of their behalf (other than the Initial Purchaser or any Affiliate of the Initial Purchaser) have complied with the offering restrictions requirement of Regulation S.

                  (uu) Each of the Preliminary Memorandum and the Final Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Notes, would be required to be provided to such prospective purchaser to Rule 144A(d)(4) under the Act.

                  (vv) The Units, the Notes, the Partnership Warrants and the Corporate Warrants satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

                  (ww) None of the Issuers or, to the Issuers' knowledge, any officer or director purporting to act on behalf of any of the Issuers has at any time: (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment of funds to, or received or retained any funds from, any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) violated or is in violation of the Foreign Corrupt Practices Act of 1977, (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or (v) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Issuers.

                  (xx) Except as disclosed in any Memorandum, there are no material outstanding loans or advances or material guarantees of indebtedness by any of the Issuers to or for the benefit of any of the officers or directors of any of the Issuers or any of the members of the families of any of them.

                  (yy) Neither any of the Issuers nor any affiliate of any of the Issuers does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

                  (zz) None of the Issuers has engaged or retained any person, other than NatWest, as the Initial Purchaser, or Hunter Capital Group, LLC, to act as a financial advisor, underwriter or placement agent in connection with the issuance of the Units and, except for the fees and expenses payable in connection with the issuance of the Units as described in the Final Memorandum, no person has the right to receive a financial advisory, underwriting, placement, finder's or similar fees in connection with, or as a result of, the issuance of the Units and the purchase of the Units by the Initial Purchaser or the consummation of the other transactions contemplated hereby.

                  (aaa) On or prior to the date hereof, RAS has executed the agreements listed in Section A of Schedule 2 hereto and, on or prior to the Closing Date, RAS will have executed the agreements listed in Section B of
Schedule 2 hereto (collectively, the "Material Agreements"). RAS has all requisite power and authority to execute, deliver and perform its obligations under each of the Material Agreements. The Material Agreements have been, or in the case of those listed in Section B of Schedule 2, will be by the Closing Date, duly and validly authorized by RAS, constitute valid and legally binding obligations of RAS, enforceable against RAS in accordance with their terms, except that the enforcement hereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating the creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (bbb) Each of the Note Issuers has all requisite power and authority to execute, deliver and perform its obligations under the Disbursement Agreement, dated December 30, 1997, among the Note Issuers, National Westminster Bank PLC, as the administrative agent for the holders of the First Mortgage Notes due 2004 (the "First Mortgage Notes"), the Trustee and First Security Trust Company of Nevada, as the disbursement agent (the "Disbursement Agreement"). The Disbursement Agreement has been duly and validly authorized by the Note Issuers, and, when executed and delivered by the Note Issuers, will constitute a valid and legally binding obligation of the Note Issuers, enforceable against the Note Issuers in accordance with its terms, except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (ccc) Each of the Note Issuers has all requisite power and authority to execute and deliver and perform its obligations under the Credit Agreement relating to the First Mortgage Notes, dated as of December 30, 1997, among the Note Issuers, the financial institutions listed therein and National Westminster Bank PLC, as the administrative agent (the "Credit Agreement"). The Credit Agreement has been duly and validly authorized by the Note Issuers, and, when executed and delivered by the Note Issuers, will constitute a valid and legally binding obligation of the Note Issuers, enforceable against the Note Issuers in accordance with its terms, except (i) that the enforcement hereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (ddd) The statements contained in the Final Memorandum under the headings "Description of Disbursement Agreement" and "Certain Material Agreements", insofar as such statements constitute summaries of the Disbursement Agreement and the Material Agreements, respectively, constitute fair summaries of such agreements.

                  (eee) The Note Issuers will prior to the Closing Date establish an account at First Security Trust Company of Nevada in the name of "FIRST SECURITY TRUST COMPANY OF NEVADA AS COLLATERAL AGENT FOR THE BENEFIT OF THE HOLDERS OF THE 13% SENIOR SUBORDINATED PIK NOTES DUE 2007" in which the net proceeds of the Notes will be deposited (the "Subordinated Notes Proceeds Account") pursuant to the Subordinated Notes Proceeds Account Agreement, dated December 30, 1997, among the Note Issuers and First Security Trust Company (the "Subordinated Notes Proceeds Account Agreement"). Each of the Note Issuers has all requisite power and authority to execute, deliver and perform its obligations under the Subordinated Notes Proceeds Account Agreement. The Subordinated Notes Proceeds Account Agreement has been duly and validly authorized by the Note Issuers and, when duly executed and delivered by the Note Issuers, will constitute the valid and legally binding obligation of the Note Issuers, enforceable against the Note Issuers in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (fff) The Subordinated Notes Proceeds Account Agreement creates a legal and valid first priority, fully perfected security interest in the Subordinated Notes Proceeds Account upon the deposit in such account and the amounts and securities deposited therein for the benefit of the holders of the Notes.

                  Any certificate signed by any officer of any Issuer and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a joint and several representation and warranty by each of the Issuers to the Initial Purchaser as to the matters covered thereby.

                  3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuers the number of Units set forth opposite its name on
Schedule 1 hereto at a price of $970 per Unit. One or more certificates in definitive form for the Units that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Issuers at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuers to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Units shall be made at the offices of White & Case, 1155 Avenue of the Americas, New York, New York at 10:00 A.M., New York time, on December 30, 1997, or at such other place, time or date as the Initial Purchaser, on the one hand, and the Issuers, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Issuers will make such certificate or certificates for the Units available for inspection and packaging by the Initial Purchaser at such place as designated by the Initial Purchaser at least 24 hours prior to the Closing Date.

                  4. Offering by the Initial Purchaser. The Initial Purchaser proposes to make an offering of the Units at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

                  5. Covenants of the Company. Each of the Issuers covenants and agrees with the Initial Purchaser that:

                  (a) Each of the Issuers will not amend or supplement the Final Memorandum or any amendment or supplement thereto unless the Initial Purchaser shall previously have been advised and furnished a copy of such amendment or supplement for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall have consented (which consent shall not be unreasonably withheld). Each of the Issuers will promptly, upon the reasonable request of the Initial Purchaser or counsel for the Initial Purchaser, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchaser.

                  (b) Each of the Issuers will cooperate with the Initial Purchaser in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of which jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, none of the Issuers or any Subsidiary shall be required to qualify as a foreign corporation, partnership or limited liability company, or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (c) If, at any time prior to the completion of the distribution by the Initial Purchaser of the Securities, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would, in the judgment of the Issuers or in the reasonable opinion of their counsel include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Issuers will promptly notify the Initial Purchaser thereof and will prepare, at the expense of the Issuers, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance; provided, however, that the Issuers' respective obligations hereunder shall not be applicable to the extent resale by the Initial Purchaser may be accomplished pursuant to a Registration Statement or Registration Statements (as defined in the Registration Rights Agreement).

                  (d) The Issuers will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

                  (e) Each of the Issuers will apply the net proceeds from the sale of the Securities substantially as set forth under "Use of Proceeds" in the Final Memorandum.

                  (f) So long as any of the Notes, Exchange Notes, Units, LP Warrants or Corporate Warrants are outstanding, each of the Issuers will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by such Issuer to the Trustee, the holders of the Notes, the Unit Agent, holders of the Units, the LP Warrant Agent, the holders of the Partnership Warrants, the holders of LP Partnership Interests, the Warrant Co. Warrant Agent, the holders of the Corporate Warrants and holders of Warrant Co. Shares and copies of any reports or financial statements furnished to or filed by any of the Issuers with the Commission or any national securities exchange on which any class of securities of any of the Issuers may be listed as soon as so filed or furnished.

                  (g) Prior to the Closing Date, each of the Issuers will furnish to the Initial Purchaser, as soon as they have been prepared, a copy of any unaudited interim financial statements of each of the Issuers for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

                  (h) None of the Issuers or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of any of the Securities in a manner which would require the registration under the Act of any of the Securities.

                  (i) None of the Issuers will engage in any form of "general solicitation" or "general advertising" (as those terms are used in Regulation D under the Act) in connection with the offering of the Units or in any manner involving a public offering of the Units within the meaning of Section 4(2) of the Act.

                  (j) None of the Issuers or their Affiliates nor any person acting on its or their behalf will engage, in any directed selling efforts (as that term is defined in Regulation S) with respect to the Units, and will comply, and will have its Affiliates and each person acting on its or their behalf comply, with the offering restrictions requirements of Regulation S.

                  (k) For so long as any of the Securities remain outstanding, each of the Issuers will make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Act, unless such Issuer is then subject to Section 13 or 15(d) of the Exchange Act.

                  (l) For a period of 180 days from the date of the Final Memorandum, the Issuers will not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by any of the Issuers (other than the Notes, the Exchange Notes or the Private Exchange Notes) without the prior written consent of the Initial Purchaser.

                  (m) During the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchaser, each of the Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by any of the Issuers or any of their affiliates and resold in a transaction registered under the Securities Act.

                  (n) In connection with the offering of the Securities, until the Initial Purchaser shall have notified the Issuers of the completion of the resale of the Securities, each of the Issuers will not, and will cause their affiliated purchasers (as defined under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities, and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities.

                  (o) None of the Issuers will take any action prior to the execution and delivery of the Indenture, the Registration Rights Agreement, the LP Warrant Agreement, the LP Registration Rights Agreement, the Warrant Co. Warrant Agreement or the Unit Agreement which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture, the Registration Rights Agreement, the LP Warrant Agreement, the Warrant Co. Warrant Agreement or the Unit Agreement.

                  (p) None of the Issuers will take any action prior to Closing Date which would require the Final Memorandum to be amended or supplemented pursuant to Section 5(c) unless the Initial Purchaser shall previously have been advised of such action and as to which the Initial Purchaser shall have consented (which consent shall not be unreasonably withheld).

                  (q) Prior to the Closing Date, None of the Issuers or the Subsidiaries will issue any press release or other communication directly or indirectly or hold any press conference with respect to any of the Issuers, their condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Issuers and of which the Initial Purchaser is notified), without the prior written consent of the Initial Purchaser, unless in the judgment of the Issuers and their counsel, after notification to the Initial Purchasers, such press release or communication is required by law.

                  (r) The Issuers will use its best efforts to (i) permit the Units, Notes, the Partnership Warrants and the Corporate Warrants to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the Private Offerings, Resales and Trading through Automated

Linkages market (the "Portal Market") and (ii) permit the Units, Notes, the Partnership Warrants and the Corporate Warrants to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

                  (s) On the Closing Date, the Note Issuers shall deposit the net proceeds of the Notes in the Subordinated Notes Proceeds Account.

                  (t) RAS will submit an application for a non-restricted license to the Nevada Board within six months after the Closing Date and will obtain such license prior to the opening of the Resort Casino.

                  6. Expenses. Each of the Issuers agrees, jointly and severally, to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iii) the fees and disbursements of counsel, accountants and any other experts or advisors retained by any of the Issuers, (iv) preparation (including printing), issuance and delivery to the Initial Purchaser of the Units, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchaser relating thereto, (vi) the Issuers' expenses in connection with any meetings with prospective investors in the Securities, (vii) fees and expenses of the Trustee, the Unit Agent, the LP Warrant Agent and the Warrant Co. Warrant Agent (including fees and expenses of counsel), (viii) all expenses and listing fees incurred in connection with the application for quotation of any of the Securities on the PORTAL Market, (ix) any fees charged by investment rating agencies for the rating of the Notes, and
(x) all expenses incurred in connection with the application for quotation of the Securities for book-entry transfer by DTC. If the transactions contemplated herein are consummated, the Note Issuers agree to reimburse the Initial Purchaser, on a joint and several basis, for the Initial Purchaser's travel and out-of-pocket expenses (including fees, disbursements and charges of White & Case and Schreck Morris, each counsel for the Initial Purchaser, such fees not to exceed $450,000 less the amount paid to such counsel under the Credit Agreement). If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in
Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of any of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchaser of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), each of the Note Issuers, jointly and severally, agree to promptly reimburse the Initial Purchaser upon demand for all out-of-pocket expenses (including all reasonable fees, disbursements and charges of White & Case and Schreck Morris, each counsel for the Initial Purchaser) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Units.

                  7. Conditions of the Initial Purchaser's Obligations. The obligation of the Initial Purchaser to purchase and pay for the Units shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

                  (a) On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Baker & Hostetler LLP, counsel for the Issuers in form and substance satisfactory to counsel for the Initial Purchaser, substantially to the effect that:

                  (i) Except as set forth in the Final Memorandum to the knowledge of such counsel, (A) no options, warrants or other rights to purchase from any of the Issuers shares of capital stock or ownership interests in any of the Issuers are outstanding, (B) no agreements or other obligations of any of the Issuers to issue, or other rights to cause any of the Issuers to convert any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the any of the Issuers are outstanding and (C) no holder of securities of any of the Issuers is entitled to have such securities registered under a registration statement filed by the Issuers pursuant to the Registration Rights Agreement.

                  (ii) Each of the Note Issuers has all requisite corporate or partnership power and authority, as the case may be, to execute, deliver and perform its respective obligations under the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes; the Indenture is in form sufficient for qualification under the TIA; the Indenture has been duly and validly authorized by each of the Note Issuers and, when duly executed and delivered by each of the Note Issuers (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding obligation of each of the
         Note Issuers, enforceable against each of the Note Issuers in accordance with its terms.

                  (iii) The Global Note (as such term is defined in the Indenture) is, and each other Note (if issued in the form attached as Exhibit A to the Indenture), when issued, will be, in the form contemplated by the Indenture. The Global Note and each other Note has been duly and validly authorized by each of the Note Issuers and when duly executed and delivered by each of the Note Issuers and, in the case of the Global Note, when paid for by the Initial Purchaser in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of each of the Note Issuers, entitled to the benefits of the Indenture, and enforceable against each of the Note Issuers in accordance with their terms.

                  (iv) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by each of the Note Issuers, and when the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by each of the Note Issuers in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the

         Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of each of the Note Issuers, entitled to the benefits of the Indenture, and enforceable against each of the Note Issuers in accordance with their terms.

                  (v) Each of the Note Issuers has all requisite corporate or partnership power and authority, as the case may be, to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Note Issuers and, when duly executed and delivered by the Note Issuers (assuming due authorization, execution and delivery thereof by the Initial Purchaser), will constitute the valid and legally binding obligation of the Note Issuers, enforceable against the
         Note Issuers in accordance with its terms. No holder of securities of any Note Issuer is entitled to have such securities registered under the registration statement required to be filed pursuant to the Registration Rights Agreement.

                  (vi) RAS has the requisite corporate power and authority to execute, deliver and perform its obligations under the LP Warrant Agreement and the LP Registration Rights Agreement. Each of the LP Warrant Agreement and the LP Registration Rights Agreement has been duly and validly authorized, executed and delivered by RAS and will constitute a valid and legally binding obligation of RAS, enforceable against RAS in accordance with its terms.

                  (vii) Warrant Co. has all requisite corporate power and authority to execute, deliver and perform its obligations under the Warrant Co. Warrant Agreement. The Warrant Co. Warrant Agreement has been duly and validly authorized, executed and delivered by Warrant Co. and will constitute a valid and legally binding obligation of Warrant Co., enforceable against it in accordance with its terms.

                  (viii) Each of the Issuers has all requisite corporate or partnership power and authority, as the case may be, to execute, deliver and perform its obligations under the Unit Agreement. The Unit Agreement has been duly and validly authorized, executed and delivered by each of the Issuers and will constitute a valid and legally binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with its terms.

                  (ix) The Units have been duly authorized by each of the Issuers and, when issued and delivered by each of the Issuers against payment therefor by the Initial Purchaser in accordance with the terms of this Agreement will constitute valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms, except that the enforcement hereof may be subject to
         (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (x) The LP Warrants have been duly authorized by RAS and SCGC and, when issued and delivered by RAS and SCGC in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of RAS and SCGC, enforceable in accordance with their terms, except that the enforcement hereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (xi) The LP Partnership Interests have been duly and validly authorized and validly reserved for issuance, and when issued and paid for upon exercise of the Partnership Warrants in accordance with the terms thereof, will be validly issued, fully paid, nonassessable and free of preemptive rights.

                  (xii) The Corporate Warrants have been duly authorized by Warrant Co. and, when issued and delivered by Warrant Co. in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of Warrant Co., enforceable in accordance with their terms, except that the enforcement hereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (xiii) The Warrant Co. Shares have been duly and validly authorized and validly reserved for issuance, and when issued and paid for upon exercise of the Corporate Warrants in accordance with the terms thereof, will be validly issued, fully paid, nonassessable and free of preemptive rights.

                  (xiv) Each of the Issuers has all requisite corporate or partnership power and authority, as the case may be, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by each of the Issuers of the transactions contemplated hereby have been duly and validly authorized by each of the Issuers.

                  (xv) The Indenture, the Notes (when issued, authorized and delivered), the Exchange Notes (when issued, authorized and delivered), the Private Exchange Notes (if and when issued, authorized and delivered), the Units, the Partnership Warrants, the LP Partnership Interests, the Corporate Warrants, the Warrant Co. Shares, the Unit Agreement, the LP Warrant Agreement, the Warrant Co. Warrant Agreement and the Registration Rights Agreement, will conform in all material respects to the descriptions thereof contained in the Final Memorandum. The statements in the Final Memorandum under "Description of Senior Subordinated Notes", "Exchange Offer; Registration Rights", "Description of the Units", "Description of LP Warrants", "Description of Partnership Interests" and "Description of Warrant Co. Common Stock and the Corporate Warrants" insofar as they describe the provisions of the documents and instruments therein described, constitute fair summaries thereof in all material respects.

                  (xvi) No legal or governmental proceedings are pending or, to such counsel's knowledge, threatened in Clark County, Nevada, in the district courts of Nevada or, to such counsel's knowledge which will be based on a certificate executed by an officer of each of the Issuers, in any other jurisdiction to which any of the Issuers is a party or to which the property or assets of any of the Issuers is subject before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to such Issuer, would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

                  (xvii) None of the Issuers is (i) to the knowledge of such counsel, in violation of its certificate of incorporation, bylaws or partnership agreement, as applicable (or similar organizational document) or (ii) to the knowledge of such counsel (without any duty to investigate and in reliance on a certificate executed by an officer of each of the Issuers, in breach or violation of any judgment, decree or order of any court, arbitrator or governmental body, agency or authority applicable to any of them or any of their respective properties or assets.

                  (xviii) The execution and delivery of this Agreement, the Indenture, the Registration Rights Agreement, the Unit Agreement, the LP Warrant Agreement, the Warrant Co. Warrant Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Units to the Initial Purchaser) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract actually known to such counsel, (ii) the certificate of incorporation, bylaws or partnership agreement, as applicable (or similar organizational document) of each of the Issuers, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof) any statute, or to the actual knowledge of such counsel, any judgment, decree, order, rule or regulation which, to such counsel's knowledge, is normally applicable both to general business corporations which are not engaged in regulated business activities and to transactions of the type contemplated by the Final Memorandum. Such counsel need not express an opinion on any Nevada statutes, rules, regulations, orders, decrees or judgments.

                  (xix) To such counsel's actual knowledge, no consent, approval, authorization or order of any governmental agency or body, or, to such counsel's actual knowledge, any third party is required for the due execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, the LP Warrant Agreement, the Warrant Co. Agreement, the LP Registration Rights Agreement and the Unit Agreement or the issuance and sale by the Issuers of the Units to the Initial Purchaser or the consummation of the transactions contemplated hereby or thereby, except as may be required under Blue Sky laws, as to which such counsel need express no opinion.

                  (xx) There are no legal or governmental proceedings involving any of the Issuers as parties or any of their respective properties or assets which in Clark County, Nevada, in the district courts of Nevada or, to such counsel's knowledge which will be based on a certificate executed by an officer of each of the Issuers, in any other jurisdiction would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum nor are there any material contracts known to us or other documents known to us which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

                  (xxi) None of the Issuers is, or immediately after the sale of the Units to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (xxii) The Units, the Notes, the Partnership Warrants and the Corporate Warrants satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

                  (xxiii) No registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchaser as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Securities by the Initial Purchaser in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs") and/or accredited investors as defined in Rule 501(a) (1), (2), (3) or
         (7) promulgated under the Act ("Accredited Investors"), (ii) the accuracy of the Initial Purchaser's representations in Section 8 hereof and those of each of the Issuers contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchaser and the initial resale thereof and (iii) the due performance by the Initial Purchaser of the agreements set forth in Section 8 hereof.

                  (xxiv) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  (xxv) Each of the Note Issuers has all requisite corporate or partnership power and authority, as the case may be, to execute, deliver and perform its obligations under the Subordinated Notes Proceeds Account Agreement. The Subordinated Notes Proceeds Account Agreement has been duly and validly authorized by the Note Issuers and, when duly executed and delivered by the Note Issuers, will constitute the valid and legally binding agreements of the Note Issuers, enforceable against the Note Issuers in accordance with its terms.

                  (xxvi) The Subordinated Notes Proceeds Account Agreement creates a perfected security interest in the Subordinated Notes Proceeds Account upon the deposit in such account and the amounts and securities deposited therein for the benefit of the holders of the Notes.

                  (xxvii) Each of the Note Issuers has all requisite corporate or partnership power and authority, as the case may be, to execute, deliver and perform its obligations under the Disbursement Agreement. The Disbursement Agreement has been duly and validly authorized by the
         Note Issuers, and, when executed and delivered by the Note Issuers, will constitute a valid and legally binding obligation of the Note Issuers, enforceable against the Note Issuers in accordance with its terms.

                  (xxviii) RAS has all requisite corporate or partnership power and authority, as the case may be, to execute, deliver and perform its obligations under the Material Agreements. The Material Agreements have been duly and validly authorized by RAS, and constitute valid and legally binding obligations of RAS, enforceable against RAS in accordance with their terms.

                  (xxix) The statements in the Final Memorandum under the headings "Risk Factors -- Taxation Issuers -- Original Issue Discount and Double Taxation" and "Certain United States Federal Income Tax Consequences," to the extent they constitute matters of U.S. Federal income tax law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

                  (xxx) The statements contained in the Final Memorandum under the headings "Description of Disbursement Agreement" and "Certain Material Agreements", insofar as such statements constitute summaries of the Disbursement Agreement and the Material Agreements, respectively, constitute fair summaries of such agreements.

                  At the time the foregoing opinion is delivered, Baker & Hostetler LLP shall additionally state that it has participated in conferences with officers and other representatives of each of the Issuers, representatives of the independent public accountants for the Issuers, representatives of the Initial Purchaser and counsel for the Initial Purchaser, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial data including, but not limited to, the historical financial data and the forecasted financial data and underlying assumptions and the statements included in "Risk Factors--Gaming Regulation" or "Regulation and Licensing" and other statements relating to the permitting or licensing requirements for the construction, development or operation of the Resort Casino, included in the Final Memorandum). In rendering such opinions, Baker & Hostetler LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass on such matters. Such opinion may also be subject to reasonable customary assumptions and qualifications which are reasonably acceptable to the Initial Purchaser and its counsel. The opinion of Baker & Hostetler LLP described in this Section shall be rendered to the Initial Purchaser at the request of Issuers and shall so state therein. If requested by the

Trustee, the Unit Agent, the LP Warrant Agent or the Warrant Co. Warrant Agent, Baker & Hostetler LLP shall allow any or all of such Persons to rely on the opinion or opinions relevant to each such Person.

                  (b) On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Lionel Sawyer & Collins, Nevada counsel for the Issuers, in form and substance satisfactory to counsel for the Initial Purchaser, substantially to the effect that:

                  (i) Each of the Issuers is duly incorporated or formed, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate or partnership power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Final Memorandum.

                  (ii) Each of the Issuers has the authorized and issued capitalization set forth in the Final Memorandum. To the actual knowledge of such counsel, there are no subsidiaries of the Issuers other than the Subsidiaries set forth on Schedule 2 hereto. All of the outstanding equity securities of the Issuers have been duly authorized and validly issued, and, if applicable, fully paid and nonassessable and not issued in violation of any preemptive or similar rights, and, to the actual knowledge of such counsel, are not subject to any security interests, perfected or otherwise, or any other liens, encumbrances, equities and claims or restrictions on transferability or voting.

                  (iii) Except as set forth in the Final Memorandum, to the actual knowledge of such counsel (A) no options, warrants or other rights to purchase from any of the Issuers shares of capital stock or ownership interests in any of the Issuers are outstanding, (B) no agreements or other obligations of any of the Issuers to issue, no other rights to cause any of the Issuers to convert any obligation into, or exchange any securities for, shares of capital stock or ownership interests in any of the Issuers are outstanding and (C) no holder of securities of any of the Issuers is entitled to have such securities registered under a registration statement filed by the Company pursuant to the Registration Rights Agreement.

                  (iv) Each of the Note Issuers has all requisite corporate or partnership power and authority, as the case may be, to execute, deliver and perform its respective obligations under the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes; the Indenture has been duly and validly authorized by each of the Note Issuers.

                  (v) The Global Note (as such term is defined in the Indenture) and each other Note has been duly and validly authorized by each of the Note Issuers.

                  (vi) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by each of the Note Issuers.

                  (vii) Each of the Note Issuers has all requisite corporate or partnership power and authority, as the case may be, to execute, deliver and perform its obligations under the

         Registration Rights Agreement and the LP Registration Rights Agreement. Each of the Registration Rights Agreement and the LP Registration Rights Agreement has been duly and validly authorized by the Note Issuers.

                  (viii) RAS has all requisite partnership power and authority to execute, deliver and perform its obligations under the LP Warrant Agreement. The LP Warrant Agreement has been duly and validly authorized, executed and delivered by RAS.

                  (ix) Warrant Co. has all requisite corporate power and authority to execute, deliver and perform its obligations under the Warrant Co. Warrant Agreement. The Warrant Co. Warrant Agreement has been duly and validly authorized, executed and delivered by Warrant Co.

                  (x) Each of the Issuers has all requisite corporate or partnership power and authority, as the case may be, to execute, deliver and perform its obligations under the Unit Agreement. The Unit Agreement has been duly and validly authorized, executed and delivered by each of the Issuers.

                  (xi) The Units have been duly authorized by each of the Issuers.

                  (xii)    The LP Warrants have been duly authorized by RAS.

                  (xiii) The LP Partnership Interests have been duly and validly authorized and validly reserved for issuance, and when issued and paid for upon exercise of the Partnership Warrants in accordance with the terms thereof, will be validly issued and, if applicable, fully paid, nonassessable and free of preemptive rights.

                  (xiv) The Corporate Warrants have been duly authorized by Warrant Co.

                  (xv) The Warrant Co. Shares have been duly and validly authorized and validly reserved for issuance and when issued and paid for upon exercise of the Corporate Warrants in accordance with the terms thereof, will be validly issued, fully paid, nonassessable and free of preemptive rights.

                  (xvi) Each of the Issuers has all requisite corporate or partnership power and authority, as the case may be, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by each of the Issuers of the transactions contemplated hereby have been duly and validly authorized by each of the Issuers.

                  (xvii) The statements in the Final Memorandum under the headings "Risk Factors -- Gaming Regulation" and "Regulation and Licensing -- Nevada," to the extent they constitute matters of gaming laws of the State of Nevada or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

                  (xviii) To the actual knowledge of such counsel, no legal or governmental proceedings are pending or threatened to which any of the Issuers is a party or to which the property or assets of any of the Issuers is subject before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to such Issuer, would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

                  (xix) None of the Issuers is (i) in violation of its articles of incorporation, bylaws or partnership agreement, as applicable (or similar organizational document) or (ii) to the actual knowledge of such counsel, in breach or violation of any judgment, decree or order of any court, arbitrator or governmental body, agency or authority applicable to any of them or any of their respective properties or assets.

                  (xx) The execution and delivery of this Agreement, the Indenture, the Registration Rights Agreement, the Unit Agreement, the LP Warrant Agreement, the Warrant Co. Warrant Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Units to the Initial Purchaser) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) to the actual knowledge of such counsel, the terms or provisions of any Contract, (ii) the articles of incorporation, bylaws or partnership agreement, as applicable (or similar organizational document) of each of the Issuers, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 3 hereof) any statute, rule or regulation, or to the actual knowledge of such counsel, any judgment, decree or order, which, in such counsel's experience is normally applicable both to general business corporations which are not engaged in regulated business activities and to transactions of the type contemplated by the Final Memorandum.

                  (xxi) No consent, approval, authorization or order of any Nevada governmental agency or body (including the Nevada Commission and the Nevada Board), or, to the actual knowledge of such counsel, any third party, is required for the due execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, the LP Warrant Agreement, the Warrant Co. Agreement, the Unit Agreement or the issuance and sale by the Issuers of the Units to the Initial Purchaser or the consummation of the transactions contemplated hereby or thereby, except as may be required under Blue Sky laws, as to which such counsel expresses no opinion, and except for the Nevada Gaming Approvals. No consent, approval, authorization or order of the Nevada Commission or the Nevada Board is required to construct the Resort Casino. Other than as stated in this opinion
         (xxi), such counsel expresses no opinion regarding any consents, approvals authorizations or orders which may be required to own or lease, or operate the Issuers' respective properties and businesses.

                  (xxii) Each of the Note Issuers has all requisite corporate or partnership power and authority, as the case may be, to execute, deliver and perform its obligations under the Disbursement Agreement. The Disbursement Agreement has been duly and validly authorized by the
         Note Issuers.

                  (xxiii) Each of the Note Issuers has all requisite corporate or partnership power and authority, as the case may be, to execute, deliver and perform its obligations under the Material Agreements. The Material Agreements governed by Nevada law (the "Nevada Material Agreements") have been duly and validly authorized by RAS. The Nevada Material Agreements constitute valid and legally binding obligations of RAS, enforceable against RAS in accordance with their terms, subject to
         (i) bankruptcy, insolvency, moratorium, reorganization or other similar laws now or hereinafter in effect relating the creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought, except that certain provisions of the above-referenced documents may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations thereunder and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

         In rendering such opinion, Lionel Sawyer & Collins shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass on such matters. Such opinion may also be subject to reasonable customary assumptions and qualifications which are acceptable to the Initial Purchaser and its counsel. The opinion of Lionel Sawyer & Collins described in this Section shall be rendered to the Initial Purchaser at the request of Issuers and shall so state therein. If requested by the Trustee, the Unit Agent, the LP Warrant Agent or the Warrant Co. Warrant Agent, Lionel Sawyer & Collins shall allow any or all of such Persons to rely on its opinion and shall expressly so state.

                  (c) On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance satisfactory to the Initial Purchaser, dated as of the Closing Date and addressed to the Initial Purchaser, of White & Case, counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may reasonably require. In rendering such opinion, White & Case shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

                  (d) On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance satisfactory to the Initial Purchaser, dated as of the Closing Date and addressed to the Initial Purchaser, of Schreck Morris, Nevada counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may reasonably require. In rendering such opinion, Schreck Morris shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

                  (e) On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Pryor Cashman Sherman & Flynn, counsel to the Trustee, in form and substance satisfactory for counsel to the Initial Purchaser, dated the Closing Date, substantially to the effect that:

                  (i) United States Trust Company of New York is a trust company validly existing and in good standing under the laws of the State of New York.

                  (ii) United States Trust Company of New York has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by United States Trust Company of New York and will constitute a valid and legally binding agreement of United States Trust Company of New York, enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws applicable to trust companies established in the State of New York now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (iii) The Units, the Notes, Partnership Warrants and the Corporate Warrants delivered to the Initial Purchaser on the Closing Date have been duly authenticated by the Trustee in accordance with the terms of the Indenture, the LP Warrant Agent in accordance with the terms of the LP Warrant Agreement and the Warrant Co. Warrant Agent in accordance with the terms of the Warrant Co. Warrant Agreement, respectively.

                  (iv) The execution, delivery and performance by the Trustee of the Indenture does not and will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and trust activities of the Trustee.

                  (f) The Initial Purchaser shall have received from Ernst & Young LLP comfort letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchaser.

                  (g) The Initial Purchaser shall have received a copy of the research report prepared by Wells Gaming Research for RAS, together with a written consent from Wells Gaming Research of the inclusion of its name in each Memorandum.

                  (h) On the Closing Date, the Initial Purchaser shall have received the Indenture, the Unit Agreement, the LP Warrant Agreement, the Warrant Co. Warrant Agreement and the Registration Rights Agreement, duly authorized, executed and delivered by each of the parties thereto, in form and substance satisfactory to counsel for the Initial Purchaser, and containing such terms and conditions that are usual and customary in transactions similar to those contemplated hereby and thereby, dated the Closing Date and each such agreement shall be in full force and effect according to its terms.

                  (i) The Initial Purchaser shall have received good standing certificates for each of the Issuers from the Secretary of State of the State of Nevada and from each of the respective jurisdictions where each of them is qualified to do business as a foreign entity, in each case in form and substance satisfactory to counsel for the Initial Purchaser.

                  (j) The representations and warranties of each of the Issuers contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of each of the Issuers' officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; each of the Issuers shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                  (k) The sale of the Units, the Notes, the Partnership Warrants and the Corporate Warrants hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

                  (l) The Notes shall have been approved by the NASD for trading in the PORTAL Market.

                  (m) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchaser would materially impair the ability of the Initial Purchaser to purchase, hold or effect resales of the Securities as contemplated hereby.

                  (n) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of any of the Issuers or any of the Subsidiaries, taken as a whole, from that set forth in the Final Memorandum that constitutes a Material Adverse Effect and that makes it, in the Initial Purchaser's judgment, impracticable to market Units on the terms and in the manner contemplated in the Final Memorandum.

                  (o) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), the conduct of the business and operations of any of the Issuers shall not have been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and, except as otherwise stated therein, the properties of any of the Issuers shall not have sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (p) No securities of any of the Issuers shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                  (q) The Initial Purchaser shall have received certificates of each of the Issuers, dated the Closing Date, signed by, in the case of RAS, Inc. and Warrant Co., their respective Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, and , in the case of RAS, the Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer of its general partner, to the effect that:

                  (i) the representations and warranties of such Issuer contained in this Agreement are true and correct as of the date hereof and as of the Closing Date, and such Issuer has performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

                  (ii) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect;

                  (iii) the sale of the Units hereunder has not been enjoined (temporarily or permanently); and

                  (iv) such other information as the Initial Purchaser may reasonably request.

                  (r) The Initial Purchaser shall have received a certificate from, in the case of RAS, the General Partner, and in the case of each of RAS, Inc. and Warrant Co., its corporate secretary, dated the Closing Date, attaching certified copies of (i) all resolutions of the Board of Directors of the General Partner, RAS, Inc. or Warrant Co., as the case may be, authorizing (a) the transactions contemplated by this Agreement and (b) the Material Agreements, the offering of the Securities, the entering into this Agreement, the Indenture, the Registration Rights Agreements, the Warrant Co. Warrant Agreement, the LP Warrant Agreement, the Unit Agreement, the Disbursement Agreement and the Subordinated Notes Proceeds Accounts Agreement and (ii) the certificate of incorporation, by-laws or partnership agreement of the Issuers, as applicable, and certifying the names and true signatures of those officers of the Issuers executing any documents contemplated by this Agreement.

                  (s) On or prior to the Closing Date, RAS shall have furnished fully executed copies of the Material Agreements (which, in the case of the Construction Contract, shall be reasonably acceptable to the Initial Purchaser), the Disbursement Agreement, the Completion

Guaranty (as defined herein), the Credit Agreement and the Subordinated Notes Account Proceeds Agreement to White & Case, as counsel to the Initial Purchaser.

                  (t) On or prior to the Closing Date, the Note Issuers shall have established the Subordinated Notes Proceeds Account and have delivered evidence to the Initial Purchaser of such account opening.

                  (u) On or prior to the Closing Date, the Note Issuers shall have established the Mortgage Notes Proceeds Account (as defined in the Final Memorandum) and shall have delivered evidence to the Initial Purchaser of such account opening and of the funding of $60 million into such account by financial institutions party to the Credit Agreement.

                  (v) On or prior to the Closing Date, the Note Issuers shall have established the Fund's Account (as defined in the Final Memorandum) and shall have delivered evidence to the Initial Purchaser of such account opening and of the funding of $67.5 million as the equity contribution in such account.

                  (w) The Initial Purchaser shall have received a Letter or Letters of Representations signed by DTC, covering the Notes.

                  (x) The Initial Purchaser shall receive copies of each legal opinion delivered under the Credit Agreement to the financial institutions party to the Credit Agreement addressed to the Initial Purchaser (or separate reliance letters stating the Initial Purchaser may rely on such opinions as if they were addressed to it).

                  (y) On or prior to the Closing Date, RAS shall have furnished to the Initial Purchaser a fully executed amendment no. 1 to the Limited Partnership Agreement, which shall be in form and substance satisfactory to the Initial Purchaser and shall contemplate the transactions contemplated by this Agreement and the Final Memorandum.

                  (z) On or prior to the Closing Date, RAS shall have furnished to the Initial Purchaser a copy of the officers' certificate delivered to RAS by J.A. Jones, Inc., as the guarantor under the Completion Guaranty, to be dated on or prior to the date hereof (the "Completion Guaranty"), which certificate will include a copy of the resolutions of the guarantor authorizing the execution, delivery and performance by the guarantor of the Completion Guaranty.

                  On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of each of the Issuers as they shall have heretofore reasonably requested from each of the Issuers.

                  All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser. The Company and the Subsidiaries shall furnish to the Initial Purchaser such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchaser shall reasonably request.

                  8. Offering of Units; Restrictions on Transfer. The Initial Purchaser (i) has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (ii) has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, (x) persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by the Initial Purchaser to be Accredited Investors that, prior to their purchase of the Securities, deliver to the Initial Purchaser a letter containing the representations and agreements set forth in Exhibit A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions on Units, Senior Subordinated Notes, Warrants and LP Partnership Interests" contained in the Final Memorandum.

                  The Initial Purchaser represents and warrants that it is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Units. The Initial Purchaser agrees to comply with the applicable provisions of Rule 144A and Regulation S under the Act. The Initial Purchaser hereby acknowledges that each of the Issuers and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 7(a) hereof, counsel to the Issuers will rely upon the accuracy and truth of the representations contained in this Section 8 and the Initial Purchaser hereby consents to such reliance.

                  9. Indemnification and Contribution. (a) Each of the Issuers jointly and severally agree to indemnify and hold harmless the Initial Purchaser and its respective affiliates, directors, officers, agents, representatives, general partners and employees of such Initial Purchaser or its affiliates, and each other person, if any, who controls the Initial Purchaser or its affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the full extent lawful against any losses, claims, damages, expenses or liabilities (or action in respect thereof, including, without, limitation, shareholder derivative actions and arbitration proceedings) to which the Initial Purchaser or such other person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by any of the Issuers or based upon written information furnished by or on behalf of any of the Issuers filed in any jurisdiction in order to qualify the Securities under the securities or

         "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application");

                  (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; or

                  (iii) any material breach of any of the representations and warranties of any of the Issuers set forth in this Agreement or the Registration Rights Agreement, and will reimburse, as incurred, the Initial Purchaser and each such other person for any legal or other expenses incurred by the Initial Purchaser or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Issuers will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Issuers by the Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liabilities or obligations that any of the Issuers may otherwise have to the indemnified parties, including without limitation the indemnification obligations of each of the Issuers pursuant to the NatWest Engagement. The Issuers shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior consent, which shall not be unreasonably withheld.

                  (b) The Initial Purchaser agrees to indemnify and hold harmless each of the Issuers, their respective directors and officers, and each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Issuer or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser, furnished to any Issuer by the Initial Purchaser specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by any Issuer, or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties. The Initial Purchaser shall not be liable under this Section 9 for any settlement of any claim or action effected without their written consent, which shall not be unreasonably withheld. None of the Issuers shall, without the prior written consent of the Initial Purchaser, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchaser.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 9 or either the Issuers in the case of paragraph
(b) of this Section 9, representing the indemnified parties under such paragraph
(a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

                  (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Units or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of commissions and before deducting expenses) received by the Issuers and the Subsidiaries bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by one of the Issuers on the one hand, or the Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. Each of the Issuers and the Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of an Issuer, each officer of an Issuer and each person, if any, who controls an Issuer or its Subsidiaries within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as an Issuer.

                  10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of each of the Issuers, their respective officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of any of the Issuers, any of their respective officers or directors, the Initial Purchaser or any other person referred to in Section 9 hereof and
(ii) delivery of and payment for the Units. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Issuers given prior to the Closing Date in the event that any of the Issuers shall have failed, refused or been unable to perform all of their obligations and satisfy all conditions on their respective part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing any of the following shall have occurred:

                  (i) any of the Issuers shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference has had, has or could be reasonably likely to have a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of an Issuer or their Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

                  (ii) there shall have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of any of the Issuers, from that set forth in the Final Memorandum that is material and adverse and that makes it, in the Initial Purchaser's judgment, impracticable to market the Units on the terms and in the manner contemplated in the Final Memorandum.

                  (iii) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc. or the setting of minimum prices for trading on such exchange or market shall have occurred or trading of any securities of any of the Issuers shall have been suspended on any exchange or in any over-the-counter market if traded on such exchange or market;

                  (iv) a banking moratorium shall have been declared by the State of Nevada, the State of New York or United States authorities;

                  (v) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, (C) any material change in the financial markets of the United States or (D) any other national or international calamity or emergency which, in the case of (A), (B), (C) or (D) above and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units as contemplated by the Final Memorandum;

                  (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in has a material adverse effect on the financial markets in the United States, and would, in the sole judgment of the Initial Purchaser, make it impracticable or inadvisable to market the Units;

                  (vii) the proposal, enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in the sole judgment of the Initial Purchaser, would have a Material Adverse Effect;

                  (viii) any securities of any of the Issuers shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                  (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 6 and 10 hereof.

                  12. Information Supplied by the Initial Purchaser. The statements set forth in the last paragraph on the cover page of the Final Memorandum, the sixth through eighth paragraphs under the heading "Plan of Distribution" in the Final Memorandum (to the extent any such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Issuers for the purposes of Sections 2(a) and 9 hereof.

                  13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be mailed or delivered to (i) NatWest Capital Markets Limited, 135 Bishopgate, London, England, Attention:
Ronan Agnew; with a copy to White & Case, 1155 Avenue of the Americas, New York, NY 10036, Attention: Timothy B. Goodell, Esq.; if sent to an Issuer, shall be mailed or delivered to 1160 Town Center Drive, Suite 200, Las Vegas, Nevada 89134 with a copy to Baker & Hostetler LLP, 600 Wilshire Boulevard, Los Angeles, CA 90017, Attention: Jonathan Hodes.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

                  14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, each of the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of each of the Issuers contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 9 of this Agreement shall also be for the benefit of the directors, partners, managers or officers of any Issuer and any person or persons who controls an Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Units, Notes, Partnership Warrants or Corporate Warrants from the Initial Purchaser will be deemed a successor because of such purchase.

                  15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

                  16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between each of the Issuers and the Initial Purchaser.

                                     Very truly yours,


                                     THE RESORT AT SUMMERLIN,
                                       LIMITED PARTNERSHIP

                                     By:  RESORT AT SUMMERLIN, INC.,
                                       AS THE GENERAL PARTNER


                                     By  /s/ Jeffrey H. Smith
                                         ---------------------------------------
                                         Name:  Jeffrey H. Smith
                                         Title: Treasurer & Secretary



                                     THE RESORT AT SUMMERLIN, INC.


                                     By  /s/ Jeffrey H. Smith
                                         ---------------------------------------
                                         Name:  Jeffrey H. Smith
                                         Title: Treasurer & Secretary



                                     RAS WARRANT CO.


                                     By  /s/ Jeffrey H. Smith
                                         ---------------------------------------
                                         Name:  Jeffrey H. Smith
                                         Title: Treasurer & Secretary

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

NATWEST CAPITAL MARKETS LIMITED


By:  /s/ N. S. Coulbeck
     -------------------------------
     Name: N. S. Coulbeck
     Title: Director

                                                                      SCHEDULE 1



Initial Purchaser                   Number of Units
-----------------                   ---------------

NatWest Capital Markets Limited     100,000 Units, evidencing $100,000,000 of
                                    Notes and such number of Corporate Warrants and Partnership Warrants as may be designated by NatWest Capital Markets
                                    Limited not exceeding 8% of the total
                                    Partnership interests.

                                                                      SCHEDULE 2

                           LIST OF MATERIAL AGREEMENTS


A.   Material Agreements to be signed on or prior to the date hereof


1. Construction Contract, dated as of December 22, 1997, between RAS and J.A. Jones Construction, a North Carolina corporation, as the contractor (the "Construction Contract").


2. License Agreement, dated December 16, 1997, between RAS and Regent Hotels Worldwide, Inc., an affiliate of Carlson Hospitality Group (the "License Agreement").


3. Development Agreement, dated as of August 15, 1996, between RAS and Howard Hughes Properties, Limited Partnership.


4. Royalty Agreement, dated as of August 15, 1996, between RAS and Howard Hughes Properties, Limited Partnership.


5.       Guaranty of Completion dated as of December 22, 1997, by J.A. Jones,
         Inc.


B.   Material Agreements to be signed on or prior to the Closing Date


1. Construction Management Agreement between RAS and ___________________, as the construction manager (the "Construction Management Contract").


2. Architect Agreement between RAS and Paul Steelman Ltd., as the architect (the "Architect's Contract").

                                                                      SCHEDULE 3

                        [PAUL STEELMAN LTD. LETTERHEAD]


December 23, 1997


Mr. Sean McGuinness
Seven Circle Resorts
1160 Town Center Drive
Suite 200
Las Vegas, NV 89134

Re: THE RESORT AT SUMMERLIN (PERMIT STATUS) LAS VEGAS, NV - PROJECT #95255 File #01021 - Architect Correspondence

Dear Sean:

        The following information is a summary of the purpose of the required permits mentioned in our correspondence of 12/23/97 regarding The Resort at
Summerlin:

     - Special use permit approved by the City Council
     - Amended use permit approved by the City Council

        These permits allow Seven Circle Resorts to utilize the property in the manner submitted and approved. The following is a list of permits that will be pulled during construction and after plan check approvals and their meanings:

     - Dust permit: This permit allows the contractor to move earth and makes the contractor responsible for the amount of dust generated by this movement.

     - Grading Permit: This permit allows the contractor to move earth and prepare a site to receive footings and foundations.

     - On site sewer, water, and fire (Undergrounds): These permits allow the contractor to place utilities and "hookup" to existing city and/or county utilities.

     - Swimming pool: This permit verifies that Health Department has approved of the pool design and allows the building department to issue a building permit to construct the pool.

     - Building: This permit allows the contractor to place foundations, erect steel, and construct the building in a general sense.

     - Mechanical, Electrical, Plumbing: Since each of these disciplines are individually inspected a separate permit for each discipline is required.

     - Fire: This permit verifies that the fire suppression and alarm systems are approved and may be installed within the building.

     - On site improvement (curbs, roads, etc.): These permits allow the contractor to proceed with the indicated work.



Mr. Sean McGuinness
Seven Circle Resorts
December 23, 1997
Page 2

--------------------------------------------------------------------------------

If you have any questions or comments kindly call. Thank you.

Sincerely,

PAUL STEELMAN LTD.


/s/ Paul C. Steelman
Paul C. Steelman, R.A.
President

PCS/rb
cc: PSL Project File
    Ethan Nelson

                                                                       EXHIBIT A


                             NEVADA GAMING APPROVALS



         (i) In order to operate the Resort Casino, RAS will be required to be licensed by the Nevada Gaming Authorities. In connection therewith, RAS, Inc. will be required to be registered and found suitable as an intermediary company and licensed as a general partner of RAS by the Nevada Gaming Authorities. Also, each direct and indirect owner of RAS, Inc. will be required to obtain applicable licenses and approvals from the Nevada Gaming Authorities. Each of the Note Issuers, Tivoline Holding AG (the "Swiss Parent") and SCGC, as well as each of their respective owners, intend to apply for such registrations, licenses and approvals with the Nevada Gaming Authorities.

         (ii) After the effectiveness of the Exchange Offer and at the time of licensing of RAS, the Issuers will each be required to register with the Nevada Commission as a publicly traded corporation ("Registered Company"). In order for RAS to receive a gaming license to operate the Resort Casino as a Registered Company, it must receive an exemption from the Nevada Commission from a regulatory provision of the Nevada Act which makes publicly traded corporations ineligible to apply for or hold a gaming license. RAS intends to apply for such an exemption in connection with its application for a gaming license with the Nevada Board and the Nevada Commission.

         (iii) After RAS has been issued a gaming license by the Nevada Gaming Authorities, RAS may not issue an LP Partnership Interest to Warrant Co. or any holder of a Partnership Warrant without the prior approval, licensing and registration of Warrant Co. or such holder as a limited partner of RAS by the Nevada Gaming Authorities.

         (iv) With respect to Partnership Warrants, after RAS has been issued a gaming license by the Nevada Gaming Authorities and unless RAS has been registered as a Registered Company and been granted certain exemptions by the Nevada Commission, no holder of a Partnership Warrant may sell, assign, transfer, pledge or make any other disposition thereof, including, without limitation, exercise such warrant, without the prior approval of the Nevada Gaming Authorities. In addition, prior to exercising such Partnership Warrant, the holder thereof will be required to file applications to be licensed as a limited partner of RAS.

         (v) With respect to the Corporate Warrants, after RAS has been issued a gaming license by the Nevada Gaming Authorities and unless Warrant Co. has been registered as a Registered Company and been granted certain exemptions by the Nevada Commission, no holder of a Corporate Warrant may sell, assign, transfer, pledge or make any other disposition thereof, including, without limitation, exercise such warrant, without the prior approval of the Nevada Gaming Authorities. In addition, prior to exercising such Corporate Warrant, the holder thereof will be required to file applications to be found suitable as a stockholder of Warrant Co. Once Warrant Co. is registered as a Registered Corporation, only persons having beneficial ownership of more than 10% of Warrant Co.'s voting securities will be required to file such applications.

                                                                       Exhibit A
                                                                          Page 2

         (vi) Subsequent to the licensing of RAS, if RAS and Warrant Co. have each been registered as a Registered Company with the Nevada Commission and each been granted certain exemptions by the Nevada Commission, no prior approval of the Nevada Commission will be required for a holder to exercise either an LP Warrant or a Corporate Warrant and become a limited partner or a stockholder of RAS or Warrant Co., respectively.

         (vii) The disposition of collateral consisting of gaming devices, including slot machines, cashless wagering systems and associated equipment (as those terms are defined in Nevada Revised Statutes ("NRS") Sections 463.014, 463.0136, 463.0155 and 463.0191) is subject to the requirements of the Nevada Gaming Laws, including the approval of the Nevada Board, prior to any sale, removal, disposition or distribution of such devices.

         (viii)   Any (a) guarantees of the Notes issued by the Note Issuers,
(b) hypothecation of certain assets of the Note Issuers as security for the Mortgage Notes, and (c) restrictions on the transfer of and agreements not to encumber, the equity securities of the Note Issuers in respect of the Mortgage Notes, will require the approval of the Nevada Commission upon the recommendation of the Nevada Board, at the time RAS is licensed and RAS, Inc. is registered as an intermediary company and licensed as a general partner of RAS by the Nevada Commission, for which approvals the Note Issuers will apply, if applicable. Any restrictions on transfer or agreements not to encumber such equity securities of the Note Issuers will require the approval of the Nevada Commission in order to remain effective.

         (ix) The Initial Purchaser and any beneficial owner of the Units, Notes, Exchange Notes, Mortgage Notes or any Warrants are subject to being called forward at any time by the Nevada Gaming Authorities, in their discretion, for licensing or a finding of suitability as lenders and/or holders of equity securities.

         (x) The preparation and filing by the Note Issuers of, the effectiveness, and the sale (as defined in NRS Section 463.1598(2)) of the Exchange Notes registered pursuant to, the Exchange Offer Registration Statement covering the exchange of the Notes for Exchange Notes, will require either the prior approval of the Nevada Commission upon the recommendation of the Nevada Board, as a public offering, before the Exchange Offer can occur, or an administrative ruling from the Nevada Board Chairman that is not necessary to submit the Exchange Offer for such approval.

         (xi) The preparation and filing by RAS of, the effectiveness, and the sale (as defined in NRS Section 463.1598(2)) of the Registrable Securities (as such term is defined in the LP Registration Rights Agreement) registered pursuant to a piggy-back registration covering the resale of all of the Registrable Securities, will require the prior approval of the Nevada Commission upon the recommendation of the Nevada Board, as a public offering, before any such sale of such LP Partnership Interests can occur.